Third Quarter 2013 Earnings Conference Call

October 28, 2013

NASDAQ: EPIQ
www.epiqsystems.com

Forward Looking and Cautionary Statements

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; the future growth of our segments; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; and industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate. Forward-looking statements may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective," "seeks," and "potential" and variations of these words and similar expressions or negatives of these words. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our clients' deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (4) overall strength and stability of general economic conditions, both in the United States and in the global markets, (5) failure to keep pace with technological changes and significant changes in the competitive environment, (6) risks associated with the handling of confidential data and compliance with information privacy laws, (7) changes in or the effects of pricing structures and arrangements, (8) risks associated with the integration of acquisitions into our existing business operations, (9) risks associated with indebtedness, (10) risks associated with foreign currency fluctuations, (11) risks associated with developing and providing software and internet-based technology solutions to our clients, (12) risks associated with cyber attacks, interruptions or delays in services at data centers, (13) risks of errors or failures of software or services, (14) risks associated with our international operations, (15) risks of litigation against us or failure to protect our intellectual property, (16) any material non-cash write-downs based on impairment of our goodwill, and (17) other risks detailed from time to time in our SEC filings, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Use of non-GAAP Measures

This presentation includes the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition and related expense, one-time technology expense, loan fee amortization, litigation expense, timing of recognition of expense, reorganization expense, and the effect of tax adjustments that are outside of Epiq Systems' anticipated effective tax rate, all net of tax), (ii) non-GAAP net income per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition and related expense, one-time technology expense, net expense related to financing, litigation expense, timing of recognition of expense, reorganization expense, and provision for income taxes). Income taxes typically represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its non-GAAP net income and non-GAAP net income per share. Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its shareholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Q3 Highlights

epiq SYSTEMS

- Operating revenue of $75.6 million for the Technology segment represented organic growth of 49% compared to $50.9 million for the year ago quarter, reflecting the strength of Epiq's global market leadership position in eDiscovery and the strategic importance of eDiscovery to Epiq's future.

- Epiq reactivated its share repurchase program, acquiring 1,132,040 shares at an average price of $12.62 per share.

- Epiq's Board of Directors declared a cash dividend of 9.0 cents per share of outstanding common stock, which will be paid on December 9, 2013 to stockholders of record at the close of business on November 1, 2013.

- Epiq closed a new $400 million senior secured credit facility which includes a $100 million revolver due August 2018 and a $300 million term loan with a maturity of August 2020. The new facility was used to refinance existing indebtedness and provides greater capital flexibility in support of strategic growth.

Financial Results

(In thousands, except per share data)	Q3 2013	Q3 2012	YTD Sept 30, 2013	YTD Sept 30, 2012
Operating Revenue	$109,837	$83,865	$317,721	$256,529
Net Income	$4,235	$11,266	$11,014	$18,462
Non-GAAP Net Income (1)	$9,459	$8,718	$26,575	$25,795
Non-GAAP Adjusted EBITDA (2)	$26,530	$23,201	$72,238	$68,648
Non-GAAP Net Income Per Share - Diluted (3)	$0.26	$0.24	$0.72	$0.70

(1) Refer to page 10 for reconciliation.

(2) Refer to page 11 for reconciliation.

(3) Refer to page 12 for calculation.

Selected Balance Sheet Data

(In thousands)	Sept 30, 2013	Dec 31, 2012
Cash and Cash Equivalents	$37,520	$3,808
Trade Accounts Receivable, Net	$142,352	$103,415
Property and Equipment, Net	$67,375	$44,552
Goodwill	$404,204	$404,211
Other Intangibles, Net	$45,488	$59,951
Indebtedness	$312,028	$212,439
Equity	$334,046	$343,370

Cash from Operating Activities

(In thousands)	YTD Sept 30, 2013	YTD Sept 30, 2012
Net Income	$11,014	$18,462
Non-cash Adjustments to Net Income		
Depreciation and Amortization	$37,045	$40,331
Other, Net	$6,553	($2,324)
Changes in Operating Assets and Liabilities, Net		
Trade Accounts Receivable	($40,268)	($16,698)
Other, Net	($5,752)	$2,806
Net Cash Provided by Operating Activities	$8,592	$42,577

Operating Revenue


Q3 2013
31%
69%
Q3 2012
39%
61%
YTD 2013
37%
63%
YTD 2012
44%
56%
Technology
Bankruptcy and Settlement Administration

(In thousands)	Q3 2013	Q3 2012	YTD Sept 30, 2013	YTD Sept 30, 2012
Technology (eDiscovery)	$75,624	$50,896	$200,537	$142,455
Bankruptcy	$18,566	$21,248	$60,217	$66,943
Settlement Administration	$15,647	$11,721	$56,967	$47,131
Total Bankruptcy and Settlement Administration	$34,213	$32,969	$117,184	$114,074
Total Operating Revenue	$109,837	$83,865	$317,721	$256,529

Non-GAAP Adjusted EBITDA


Q3 2013
30%
70%
Q3 2012
36%
64%
YTD 2013
36%
64%
YTD 2012
43%
57%
Technology
Bankruptcy and Settlement Administration

(In millions)	Technology (eDiscovery)		Bankruptcy and Settlement Administration	
	Operating Revenue	Non-GAAP Adj EBITDA	Operating Revenue	Non-GAAP Adj EBITDA
Q3 2013	$75.6	$25.6	$34.2	$10.8
Q3 2012	$50.9	$19.8	$33.0	$11.2
YTD Sept 30, 2013	$200.5	$63.7	$117.2	$36.3
YTD Sept 30, 2012	$142.5	$53.4	$114.1	$40.9

Non-GAAP Net Income

Reconciliation

(In thousands, except per share data)	Q3 2013	Q3 2012	YTD Sept 30, 2013	YTD Sept 30, 2012
Net Income	$4,235	$11,266	$11,014	$18,462
Plus (net of tax (1)):				
Amortization of Acquisition Intangibles	$2,857	$4,082	$8,678	$12,195
Share-based Compensation	$800	$1,038	$3,418	$3,080
Acquisition and Related Expense (2)	($453)	($7,914)	($317)	($8,693)
One-time Technology Expense (3)	$448	-	$981	-
Loan Fee Amortization	$728	$113	$955	$340
Litigation Expense (4)	$194	-	$1,058	$603
Timing of Recognition of Expense (5)	$778	-	$1,365	-
Reorganization Expense (6)	$127	-	$489	-
Effective Tax Rate Adjustment (7)	($255)	$133	($1,066)	($192)
Non-GAAP Net Income	$9,459	$8,718	$26,575	$25,795
Non-GAAP Net Income Per Share - Diluted	$0.26	$0.24	$0.72	$0.70

(1) Individual adjustments are calculated using a tax rate of 40%.

(2) Acquisition and related expense includes one-time costs associated with acquisitions.

(3) One-time technology related costs associated with security and consolidation of data centers from acquisitions.

(4) Litigation expense related to large one-time matters.

(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters. The adjustments will net to zero when fully reported.

(6) Expenses include one-time costs for personnel reorganization related primarily to acquisitions and sizing the bankruptcy organization for the current bankruptcy cycle.

(7) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at an approximate statutory tax rate of 40%.

Non-GAAP Adjusted EBITDA

Reconciliation

(In thousands)	Q3 2013	Q3 2012	YTD Sept 30, 2013	YTD Sept 30, 2012
Net Income	$4,235	$11,266	$11,014	$18,462
Plus:				
Depreciation and Amortization	$12,953	$13,559	$37,045	$40,331
Share-based Compensation	$1,332	$1,731	$5,696	$5,134
Acquisition and Related Expense (1)	($806)	($13,189)	($694)	($14,487)
One-time Technology Expense (2)	$746	-	$1,635	-
Expenses Related to Financing, Net (3)	$4,077	$2,101	$7,834	$6,215
Litigation Expense (4)	$86	-	$1,052	$1,005
Timing of Recognition of Expense (5)	$1,297	-	$2,275	-
Reorganization Expense (6)	$211	-	$815	-
Provision for Income Taxes	$2,399	$7,733	$5,566	$11,988
Non-GAAP Adjusted EBITDA	$26,530	$23,201	$72,238	$68,648

(1) Acquisition and related expense includes one-time costs associated with acquisitions.
(2) One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(3) Expense related to financing is net of interest income and excludes the accretion of a discount for acquisition-related obligations.
(4) Litigation expense related to large one-time matters.
(5) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters. The adjustments will net to zero when fully reported.
(6) Expense includes one-time costs for personnel reorganization related primarily to acquisitions and sizing the bankruptcy organization for the current bankruptcy cycle.

Net Income Per Share Calculation

(In thousands, except per share data)	Q3 2013	Q3 2012	YTD Sept 30, 2013	YTD Sept 30, 2012
Net Income	$4,235	$11,266	$11,014	$18,462
Amounts re-allocated to nonvested shares	($43)	($135)	($111)	($221)
Net Income Adjusted For Diluted Calculation	$4,192	$11,131	$10,903	$18,241
Non-GAAP Net Income	$9,459	$8,718	$26,575	$25,795
Amounts re-allocated to nonvested shares	($43)	($135)	($111)	($221)
Non-GAAP Net Income Adjusted for Diluted Calculation	$9,416	$8,583	$26,464	$25,574
Basic Weighted Average Shares	35,684	35,438	35,738	35,505
Adjustment to reflect share-based awards	813	906	896	922
Diluted Weighted Average Shares	36,497	36,344	36,634	36,427
Net Income Per Share – Diluted	$0.11	$0.31	$0.30	$0.50
Non-GAAP Net Income Per Share – Diluted	$0.26	$0.24	$0.72	$0.70

Lew Schroeber
Investor Relations
(913) 621-9500
IR@epiqsystems.com

NASDAQ: EPIQ
www.epiqsystems.com